Exhibit (h)(13)

BROOKFIELD INVESTMENT FUNDS

FIRST AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, dated as of the 1st day of February, 2022 (the “Amendment”), to the Amended and Restated Fund Sub-Administration Servicing Agreement, dated as of April 30, 2021 (the “Agreement”), is entered into by and among BROOKFIELD PUBLIC SECURITIES GROUP LLC, a Delaware limited liability company (the “Company”), BROOKFIELD INVESTMENT FUNDS (the “Trust”), on behalf of each series of the Trust (each, a “Fund,” or “Series,” and collectively, the “Funds”) (solely with respect to Sections 3, 10, 11, 18 and 19 of the Agreement), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to add the Brookfield Global Renewables & Sustainable Infrastructure Fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with First Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BROOKFIELD PUBLIC SECURITIES GROUP LLC	U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Brian F. Hurley	By:	/s/ Anita Zagrodnik
Name: Brian F. Hurley	Name: Anita Zagrodnik
Title: Managing Partner	Title: Senior Vice President

BROOKFIELD INVESTMENT FUNDS
(solely with respect to Sections 3, 10, 11, 18 and 19 of the Agreement)

By:	/s/ Brian F. Hurley
Name: Brian F. Hurley
Title: President

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First Amended Exhibit A
to the

Amended and Restated Fund Sub-Administration Servicing Agreement
Brookfield Public Securities Group LLC

Fund Names

Separate Series of BROOKFIELD INVESTMENT FUNDS

Name of Series

Brookfield Global Listed Real Estate Fund

Brookfield Global Listed Infrastructure Fund

Brookfield Global Renewables & Sustainable Infrastructure Fund

Brookfield Real Assets Securities Fund

Center Coast Brookfield Midstream Focus Fund

Oaktree Emerging Markets Equity Fund

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